UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement.

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials.

[  ] Soliciting Material Pursuant to §240.14a-12

TORTOISE CAPITAL RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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          [  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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[TORTOISE LOGO]

TORTOISE CAPITAL RESOURCES CORPORATION
11550 Ash Street, Suite 300
Leawood, Kansas  66211

April __, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Tortoise Capital Resources Corporation (the “Company”) on Friday, May 22, 2009 at __:__ a.m., Central Time, at ____________________.

At the meeting, you will be asked to elect two directors of the Company, to approve a proposal to authorize flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions, to approve a proposal to authorize the Company to sell warrants or securities to subscribe for or convertible into shares of common stock and to issue the common shares underlying such warrants or securities upon their exercise, and to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2009, as more fully discussed in the enclosed proxy statement.

Enclosed with this letter are answers to questions you may have about the proposals, the formal notice of the meeting, the Company’s proxy statement, which gives detailed information about the proposals and why the Company’s Board of Directors recommends that you vote to approve each of the proposals, the actual proxy for you to sign and return and the Company’s Annual Report to stockholders for the fiscal year ended November 30, 2008, which includes the information required by Rule 14a-3 of the Securities Exchange Act of 1934.  If you have any questions about the enclosed proxy or need any assistance in voting your shares, please call 1-866-362-9331.

Your vote is important.  Please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.  This will ensure that your vote is counted, even if you cannot attend the meeting in person.

Sincerely,

David J. Schulte
Chief Executive Officer

TORTOISE CAPITAL RESOURCES CORPORATION
ANSWERS TO SOME IMPORTANT QUESTIONS

Q.           WHAT AM I BEING ASKED TO VOTE “FOR” ON THIS PROXY?

A.           This proxy contains five proposals from the Company:  (i) to elect two directors to serve until the Company's 2012 Annual Stockholder Meeting; (ii) to consider and approve a proposal authorizing flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions; (iii) to consider and approve a proposal authorizing the Company to sell warrants or securities to subscribe for or convertible into shares of common stock and to issue the common shares underlying such warrants or securities upon their exercise; (iv) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; and (v) to consider and take action upon such other business as may properly come before the meeting including the adjournment or postponement thereof.

Q.           HOW DOES THE BOARD OF DIRECTORS SUGGEST THAT I VOTE?

A.           The Board of Directors unanimously recommends that you vote “FOR” all proposals on the enclosed proxy card.

Q.           HOW CAN I VOTE?

A.           You can vote by completing, signing and dating your proxy, and mailing it in the enclosed envelope.  You also may vote in person if you are able to attend the meeting.  However, even if you plan to attend the meeting, we urge you to cast your vote by mail.  That will ensure that your vote is counted should your plans change.

This information summarizes information that is included in more detail in the Proxy Statement.  We urge you to
read the entire Proxy Statement carefully.

If you have questions, call 1-866-362-9331.

TORTOISE CAPITAL RESOURCES CORPORATION
11550 Ash Street, Suite 300
Leawood, Kansas  66211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Tortoise Capital Resources Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), will be held on Friday, May 22, 2009 at __:__ a.m. Central Time at ____________________________ for the following purposes:

1.	To elect two directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to authorize flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions;

3.
To consider and vote upon a proposal to authorize the Company to sell warrants or securities to subscribe for or convertible into shares of common stock and to issue the common shares underlying such warrants or securities upon their exercise;

4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2009; and

5.	To consider and take action upon such other business as may properly come before the meeting including the adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record as of the close of business on April 7, 2009 are entitled to notice of and to vote at the meeting (or any adjournment or postponement of the meeting).  If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors of the Company,

Connie J. Savage
April __, 2009	Secretary
Overland Park, Kansas

All stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.  A return envelope (with postage prepaid if mailed in the United States) is enclosed for that purpose.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

TORTOISE CAPITAL RESOURCES CORPORATION
11550 Ash Street, Suite 300
Leawood, Kansas  66211

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2009

This proxy statement is being sent to you by the Board of Directors of Tortoise Capital Resources Corporation (the “Company”).  The Board of Directors is asking you to complete and return the enclosed proxy, permitting your shares of the Company to be voted at the annual meeting of stockholders called to be held on May 22, 2009.  The Board of Directors has fixed the close of business on April 7, 2009 as the record date (the “record date”) for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof as set forth in this proxy statement.

This proxy statement, the enclosed proxy and the Company’s Annual Report to stockholders for the fiscal year ended November 30, 2008, which includes the information required by Rule 14a-3 of the Securities Exchange Act of 1934 (the “Report”), are first being mailed to stockholders on or about April __, 2009.

The Company’s reports filed with the Securities and Exchange Commission (“SEC”) can be accessed on the Company’s website (www.tortoiseadvisors.com/tto.cfm) or on the SEC’s website (www.sec.gov).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 22, 2009:  This proxy statement is available on the internet at ___________________.  On this site, you will be able to access the proxy statement for the Annual Meeting and any amendments or supplements to the foregoing material required to be furnished to stockholders.

PROPOSAL ONE

ELECTION OF TWO DIRECTORS

The Board of Directors of the Company unanimously nominated Terry C. Matlack and Charles E. Heath following a recommendation by the Nominating, Corporate Governance and Compensation Committee of the Company, for election as directors at the annual meeting of stockholders of the Company.  Mr. Matlack and Mr. Heath are currently directors of the Company, have consented to be named in this proxy statement and have agreed to serve if elected.  The Company has no reason to believe that either Mr. Matlack or Mr. Heath will be unavailable to serve.

The persons named on the accompanying proxy card intend to vote at the meeting (unless otherwise directed) “FOR” the election of Mr. Matlack and Mr. Heath as directors of the Company.  Currently, the Company has five directors.  In accordance with the Company’s Articles of Incorporation, its Board of Directors is divided into three classes of approximately equal size.  The terms of the directors of the different classes are staggered.  The terms of H. Kevin Birzer and John R. Graham expire on the date of the 2010 annual meeting of stockholders and the term of Mr. Ciccotello expires on the date of the 2011 annual meeting of stockholders.

In accordance with the Company's Bylaws ("Bylaws"), each share of the Company’s common stock may be voted for as many individuals as there are directors to be elected.  Thus, each common share is entitled one vote in the election of Mr. Matlack and one vote in the election of Mr. Heath.  Stockholders do not have cumulative voting rights.

If elected, Mr. Matlack and Mr. Heath will hold office until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified.  If either Mr. Matlack or Mr. Heath is unable to serve because of an event not now anticipated, the persons named as proxies may vote for another person designated by the Company’s Board of Directors.

The following table sets forth each Board member’s name, age and address; position(s) with the Company and length of time served; principal occupation during the past five years; the number of portfolios in the Fund Complex that each Board member oversees and other public company directorships held by each Board member.  Unless otherwise indicated, the address of each director is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  The Investment Company Act of 1940, as amended (the “1940 Act”), requires the term “Fund Complex” to be defined to include registered investment companies advised by the Company’s investment adviser, Tortoise Capital Advisors, L.L.C. (the “Adviser”).  As of March ___, 2009, the Fund Complex included the Company, Tortoise Energy Infrastructure Corporation (“TYG”), Tortoise Energy Capital Corporation (“TYY”), Tortoise North American Energy Corporation (“TYN”), Tortoise Total Return Fund, LLC (“TTRF”) and Tortoise Gas and Oil Corporation (“TGOC”).

Nominee For Director Who Is Independent:

Name and Age	Positions(s) Held With The Company and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Public Company Directorships Held by Director
Charles E. Heath* (Born 1942)	Director of the Company since its inception in 2005.	Retired in 1999. Formerly, Chief Investment Officer, GE Capital’s Employers Reinsurance Corporation (1989-1999); Chartered Financial Analyst (“CFA”) designation since 1974.	Six	None

*Mr. Heath has also served as a Director of each of TYG, TYY, TYN, TTRF and TGOC since its inception (TYG inception in 2003; TYY and TYN inception in 2005; TTRF and TGOC inception in 2007).

Nominee For Director Who Is an Interested Person:

Terry C. Matlack* (Born 1956)	Director and Chief Financial Officer of the Company since its inception; Assistant Treasurer of the Company from its inception to April 2008.
Managing Director of the Adviser since 2002; Full-time Managing Director, Kansas City Equity Partners LC (“KCEP”), a private equity firm (2001- 2002). Formerly, President, GreenStreet Capital (1995 - 2001); CFA designation since 1985.
		Six	None

*Mr. Matlack, as a principal of the Adviser, is an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act.  Mr. Matlack has also served as a Director and Chief Financial Officer of each of TYG, TYY, TYN, TTRF and TGOC since its inception, as Assistant Treasurer of TGOC from its inception to April 2008, of each of TYG, TYY and TYN from November 2005 to April 2008, and of TTRF since its inception, as Treasurer of each of TYG, TYY and TYN from its inception to November 2005, and as Chief Compliance Officer of each of TYY and TYN from its inception through May 2006 and of TYG from 2004 through May 2006.

Remaining Directors Who Are Independent:

Name and Age	Positions(s) Held With The Company and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Public Company Directorships Held by Director
John R. Graham* (Born 1945)	Director of the Company since its inception.
Executive-in-Residence and Professor of Finance (Part-time), College of Business Administration, Kansas State University (has served as a professor or adjunct professor since 1970); Chairman of the Board, President and CEO, Graham Capital Management, Inc. (primarily a real estate development, investment and venture capital company) and Owner of Graham Ventures (a business services and venture capital firm); Part-time Vice President Investments, FB Capital Management, Inc. (a registered investment adviser), since 2007.  Formerly, CEO, Kansas Farm Bureau Financial Services, including seven affiliated insurance or financial service companies (1979-2000).
			Six	Kansas State Bank
Conrad S. Ciccotello* (Born 1960)	Director of the Company since its inception.
Tenured Associate Professor of Risk Management and Insurance, Robinson College of Business, Georgia State University (faculty member since 1999); Director of Graduate Personal Financial Planning Programs; Formerly  Editor, Financial Services Review (an academic journal dedicated to the study of individual financial management) (2001-2007).
			Six	None

*Mr. Graham and Mr. Ciccotello have also served as Directors of each of TYG, TYY, TYN, TTRF and TGOC since its inception.

Remaining Director Who Is An Interested Person:

Name and Age	Positions(s) Held With The Company and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Public Company Directorships Held by Director
H. Kevin Birzer* (Born 1945)	Director and Chairman of the Board of the Company since its inception.
Managing Director of the Adviser since 2002; Member, Fountain Capital Management, L.L.C. (“Fountain Capital”), a registered investment adviser (1990 – present). Formerly, Vice President, Corporate Finance Department, Drexel Burnham Lambert (1986-1989); and Vice President, F. Martin Koenig & Co. (1983- 1986).

			Six	None

*Mr. Birzer, as a principal of the Adviser, is an “interested person” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act.  Mr. Birzer has also served as a Director and Chairman of the Board of each of TYG, TYY, TYN, TTRF and TGOC since its inception.

Information About Executive Officers

Mr. Birzer is the Chairman of the Board of the Company and Mr. Matlack is the Chief Financial Officer of the Company.  The preceding tables give more information about Mr. Birzer and Mr. Matlack.  The following table sets forth each other officer’s name, age and address; position(s) held with the Company and length of time served; principal occupation during the past five years; the number of portfolios in the Fund Complex overseen by each officer and other public company directorships held by each officer.  Unless otherwise indicated, the address of each officer is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  Each officer serves until his successor is elected and qualified or until his resignation or removal.  As principals of the Adviser, each of the following officers are “interested persons” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act.  Additionally, other than Mr. Russell, each of the following officers also serves as an officer of TYG, TYY, TYN, TTRF and TGOC.  Mr. Russell also serves as President of TGOC.

Name and Age	Position(s) Held With The Company and Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios in Fund Complex Overseen by Officer	Other Public Company Directorships Held by Officer
David J. Schulte (Born 1961)	Chief Executive Officer since inception; President from inception to April 2007.	Managing Director of the Adviser since 2002; Full-time Managing Director, KCEP (1993-2002); CFA designation since 1992.	Six	None
Zachary A. Hamel (Born 1965)	Senior Vice President since inception; Secretary from inception to April 2007.	Managing Director of the Adviser since 2002; Partner, Fountain Capital (1997-present).	Six	None

Kenneth P. Malvey (Born 1965)	Senior Vice President and Treasurer since inception.
Managing Director of the Adviser since 2002; Partner, Fountain Capital (2002-present).  Formerly, Investment Risk Manager and member of the Global Office of Investments, GE Capital’s Employers Reinsurance Corporation (1996-2002).
		Six	None
Edward Russell (Born 1964)	President since April 2007.
Senior Investment Professional of the Adviser since 2006; formerly Managing Director (1999-2006) in investment banking department of Stifel, Nicolaus & Company, Incorporated, responsible for all of the energy and power transactions, including all of the debt and equity transactions, prior to joining the Adviser, for three of the closed-end public funds managed by the Adviser, starting with the first public equity offering in February 2004, and the first private placement transaction for the Company.
		Two	None

Committees Of The Board Of Directors

The Company’s Board of Directors currently has four standing committees:  (i) the Executive Committee; (ii) the Audit and Valuation Committee; (iii) the Nominating, Corporate Governance and Compensation Committee; and (iv) the Compliance Committee.  Currently, Mr. Ciccotello, Mr. Graham and Mr. Heath (all of the Company’s directors that are not “interested persons” of the Company, as that term is defined in Section 2(a)(19) of the 1940 Act (the "independent directors")) are the sole members of the Audit and Valuation Committee, the Nominating, Corporate Governance and Compensation Committee and the Compliance Committee.  The Company’s Executive Committee currently consists of Mr. Birzer and Mr. Matlack.

•
Executive Committee.  The Company’s Executive Committee has authority to exercise the powers of the Board (i) to address emergency matters where assembling the full Board in a timely manner is impracticable, or (ii) to address matters of an administrative or ministerial nature.  Messrs. Birzer and Matlack are “interested persons” of the Company as defined by Section 2(a)(19) of the 1940 Act.

•
Audit and Valuation Committee.  The Company’s Audit and Valuation Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under a written charter adopted and approved by the Board, a current copy of which is available on the Company’s website (www.tortoiseadvisors.com/tto.cfm) and in print to any stockholder who requests it from the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  The Audit and Valuation Committee: (i) approves and recommends to the Board the election, retention or termination of the independent registered public accounting firm (the “independent auditors”); (ii) approves services to be rendered by the independent auditors and monitors the independent auditors’ performance; (iii) reviews the results of the Company’s audit; (iv) determines whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report; (v) reviews the portfolio Company valuations proposed by the Adviser’s investment committee; and (vi) responds to other matters as outlined in the Committee’s Charter.  Each Audit and Valuation Committee member is “independent” as defined under the New York Stock Exchange listing standards, and none are “interested persons” of the Company as defined in the 1940 Act. The Board of Directors has determined that Conrad S. Ciccotello is an “audit committee financial expert.”  In addition to his experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements, Mr. Ciccotello has a Ph.D. in Finance.

•
Nominating, Corporate Governance and Compensation Committee.  The Company’s Nominating, Corporate Governance and Compensation Committee operates under a written charter adopted and approved by the Board, a current copy of which is available on the Company’s website (www.tortoiseadvisors.com/tto.cfm) and in print to any stockholder who requests it from the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  The Nominating, Corporate Governance and Compensation Committee:  (i) identifies individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders and to fill any vacancies; (ii) monitors the structure and membership of Board committees and recommends to the Board director nominees for each committee; (iii) reviews issues and developments related to corporate governance issues and develops and recommends to the Board corporate governance guidelines and procedures; (iv) evaluates and makes recommendations to the Board regarding director compensation; (v) oversees the evaluation of the Board and management; (vi) has the sole authority to retain and terminate any search firm used to identify director candidates and to approve the search firm’s fees and other retention terms, though it has yet to exercise such authority; and (vii) may not delegate its authority.  The Nominating, Corporate Governance and Compensation Committee will consider stockholder recommendations for nominees for membership to the Board so long as such recommendations are made in accordance with the Company’s Bylaws.  Nominees recommended by stockholders in compliance with the Bylaws of the Company will be evaluated on the same basis as other nominees considered by the Nominating, Corporate Governance and Compensation Committee.  Stockholders should see “Stockholder Proposals and Nominations for the 2010 Annual Meeting” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of the Company’s stockholders.  The Company’s Bylaws require all directors and nominees for directors (i) to be at least 21 years of age and have substantial expertise, experience or relationships relevant to the business of the Company, and (ii) to have a master’s degree in economics, finance, business administration or accounting, to have a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, to have a certification as a public accountant in the United States, to be deemed an “audit committee financial expert” as such term is defined in item 401 of Regulation S-K as promulgated by the SEC, or to be a current director of the Company.  The Nominating, Corporate Governance and Compensation Committee has the sole discretion to determine if an individual satisfies the foregoing qualifications.  Each Nominating, Corporate Governance and Compensation Committee member is “independent” as defined under the New York Stock Exchange listing standards and none are “interested persons” of the Company as defined in the 1940 Act.

•
Compliance Committee. The Company formed this committee in April 2007.  Each committee member is “independent” as defined under the New York Stock Exchange listing standards, and none are “interested persons” of the Company as defined in the 1940 Act.  The Company’s Compliance Committee operates under a written charter adopted and approved by the Board.  The committee reviews and assesses management’s compliance with applicable securities laws, rules and regulations; monitors compliance with the Company’s Code of Ethics; and handles other matters as the Board or committee chair deems appropriate.

The following table shows the number of Board and committee meetings held during the fiscal year ended November 30, 2008:

Board of Directors	6
Executive Committee	0
Audit and Valuation Committee	2
Nominating, Corporate Governance and Compensation Committee	1
Compliance Committee	1

During the 2008 fiscal year, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which they served.  The Company does not have has a policy with respect to Board member attendance at annual meetings.  All of the directors of the Company attended the Company’s 2008 annual meeting.

The Company has designated Conrad S. Ciccotello as the presiding director to preside at all executive sessions of the Company’s non-management directors. Executive sessions of the Company’s non-management directors are held at least twice a year. Stockholders and any interested parties may communicate directly with Mr. Ciccotello, or with the non-management directors as a group, by writing to the Secretary of the Company at its principal office at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

Director Compensation Table

The Company does not compensate any of its directors who are interested persons, nor does the Company compensate any of its officers.  The following table sets forth certain information with respect to the compensation paid by the Company and the Fund Complex during fiscal 2008 to each of the current independent directors for their services as a director.  The Company does not have any retirement or pension plans, and no director received any compensation from us other than in cash.

Name of Person, Position	Aggregate Compensation from Company (1)	Pension or Retirement Benefits Accrued as Part of Company Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Company and Fund Complex Paid to Directors (2)

Independent Persons
Conrad S. Ciccotello	$30,000	$0	$0	$182,000
John R. Graham	$27,000	$0	$0	$171,000
Charles E. Heath	$27,000	$0	$0	$171,000

(1)           No amounts have been deferred for any of the persons listed in the table.
(2)           Fund Complex includes the Company, TYG, TYY, TYN, TTRF and TGOC.

For the current fiscal year, each independent director receives from us an annual retainer of $12,000 and a fee of $2,000 for each meeting of the Board or Audit and Valuation Committee he or she attends in person (or $1,000 for each Board or Audit and Valuation Committee meeting attended telephonically, or for each Audit and Valuation Committee meeting attended in person that is held on the same day as a Board meeting). Independent directors also receive $1,000 for each other committee meeting attended in person or telephonically (other than Audit and Valuation Committee meetings). The Chairman of the Audit and Valuation Committee receives an additional annual retainer of $4,000. Each other committee chairman receives an additional annual retainer of $1,000.  The independent directors are reimbursed for expenses incurred as a result of attendance at meetings of the Board and Board committees.

Required Vote

Mr. Matlack and Mr. Heath will each be elected by the vote of a plurality of all shares of common stock of the Company present at the meeting, in person or by proxy.  When there are two vacancies for director, as is the case here, a vote by plurality means the two nominees with the highest number of affirmative votes, regardless of the votes withheld for the candidates, will be elected.  Therefore, withheld votes and broker non-votes, if any, will not be counted towards a nominee’s achievement of a plurality.  Each common share is entitled to one vote in the election of Mr. Matlack and one vote in the election of Mr. Heath.

BOARD RECOMMENDATION

The Board of Directors of the Company unanimously recommends stockholders of the Company vote “for” Mr. Matlack as a director and "for" Mr. Heath as a director.

PROPOSAL TWO

APPROVAL TO SELL COMMON SHARES
BELOW NET ASSET VALUE

The Company is a closed-end investment company that has elected to be regulated as a business development company ("BDC") under the 1940 Act.  As a BDC, the Company is generally prohibited from issuing its common shares at a price below the net asset value per share ("NAV"), subject to certain exceptions.  One of these exceptions would allow us to sell our common shares below NAV if we obtain stockholder approval.

The Company is seeking approval of this proposal so that it may, in one or more public or private offerings of its common stock, sell or otherwise issue shares of its common stock, not exceeding 25% of its then outstanding common stock, at a price below its then current NAV, subject to certain conditions discussed below.  If approved, the authorization would be effective for a period of one year or until the date of the 2010 annual meeting of stockholders, whichever is earlier.

The Company's Board of Directors, including a majority of the Company's independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

Reasons to Offer Common Stock Below NAV

We are in the midst of a global economic and liquidity crisis.  As a result, many investors are selling assets because they must repay debt and/or meet equity redemption requirements, creating an environment of forced selling.  The Company believes that current market conditions have created opportunities to invest in assets at prices that are at significant discounts to their economic or intrinsic fair value. For instance, the recent decrease in purchase multiples for some private and public companies has generated historically unusual attractive strategic investment opportunities to acquire companies that could prove to be accretive to the Company's NAV over the long term.

The Company has been significantly impacted by the traumatic developments in the capital markets worldwide since mid 2007. The global financial crisis has impacted the Company's ability to access the debt and equity capital markets to fund these investment opportunities. As a BDC, the Company is limited to a 1:1 debt to equity ratio under the 1940 Act, which requires it to finance its investments with at least as much equity as debt in the aggregate.  The Company's credit facility also requires that it maintain its status as a BDC, including abiding by the 1:1 regulatory leverage limitation.

As noted above, current global economic conditions have created, and the Company believes will continue to create, favorable opportunities to invest at attractive risk-adjusted returns, including opportunities that, all else being equal, could prove to be accretive to the Company's NAV over the long term.  In addition, the Company also believes situations may arise in which it is in the best interests of the Company and its stockholders to issue its common shares below NAV to retire outstanding leverage.  Because the Company generally attempts to remain fully invested and does not maintain cash for purposes of making investments or retiring leverage, the Company needs to be able to maintain consistent access to equity capital.  Stockholder approval of this proposal to sell the Company's common shares below NAV, subject to the conditions set forth herein, is expected to provide the Company such access.

The following table lists the high and low sales prices for the Company's common stock, as reported on the New York Stock Exchange, and the closing sales price as a percentage of NAV for its two previous fiscal years. On March ___, 2009, the last reported closing sales price of the Company's common stock was $___ per share.

		Sales Price		High Sales Price to NAV(2)	Low Sales Price to NAV(2)
	NAV(1)	High	Low
Fiscal Year ended November 30, 2007
First Quarter(3)	$13.84	$15.03	$14.50	8.6%	4.8%
Second Quarter	$14.05	$18.47	$14.31	31.5%	1.9%
Third Quarter	$13.77	$18.99	$13.79	37.9%	0.1%
Fourth Quarter	$13.76	$15.29	$11.66	11.1%	-15.3%
Fiscal Year ended November 30, 2008
First Quarter	$13.28	$13.05	$11.00	-1.7%	-17.2%
Second Quarter	$13.69	$13.42	$11.80	-2.0%	-13.8%
Third Quarter	$13.38	$12.52	$11.00	-6.4%	-17.8%
Fourth Quarter	$9.96	$11.18	$4.40	12.2%	-55.8%

(1)
NAV is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)	Calculated as the respective high or low sales price divided by NAV.
(3)	The Company closed its initial public offering on February 7, 2007 and as such its shares were not traded on the New York Stock Exchange during the entire quarter.

The unprecedented nature of the global capital markets disruption described above has led to significant stock market volatility, including with respect to the Company. During times of increased price volatility, the Company's common stock may trade with more volatility and below its NAV, which is not uncommon for BDCs like it.

The Board of Directors of the Company believes that having the authority to issue common stock below NAV in certain instances is in the best interests of the Company and its stockholders.  This authority would provide added financial flexibility to comply with BDC and credit facility requirements, including the 1:1 debt to equity ratio, and would provide access to capital markets to pursue additional attractive investment opportunities or to retire outstanding leverage.  It could also minimize the likelihood that the Company would be required to sell assets that the Company would not otherwise sell, which sales could occur at times that are disadvantageous to the Company.

While the Company has no immediate plans to issue any shares of its common stock below NAV, it is seeking stockholder approval now in order to provide flexibility for future issuances, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Company's Board of Directors at the time of issuance and the shares of common stock will not include preemptive rights. Also, because the Company has no immediate plans to issue any shares of its common stock below NAV, it is impracticable to describe the transaction or transactions in which such shares of common stock would be issued. Instead, any transaction where the Company issues such shares of common stock, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board of Directors, including a majority of the Company's independent directors, at the time of issuance.  If this proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of this proposal.

Example of Dilutive Effect of the Issuance of Shares Below NAV

Company XYZ has 1,000,000 total shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The NAV of the common stock of Company XYZ is $10.00.

        The following table illustrates the reduction to NAV and the dilution experienced by Stockholder A following the sale of 40,000 shares of the common stock of Company XYZ at $9.50 per share, a price below its NAV.

	Prior to Sale Below NAV	Following Sale Below NAV		Percentage Change
Reduction to NAV
Total Shares Outstanding	1,000,000	1,040,000		4.0%
NAV	$10.00	$9.98		(0.2)%
Dilution to Stockholder A
Shares Held by Stockholder A	10,000	10,000	(1)	—
Percentage Held by Stockholder A	1.00%	0.96%		(3.8)%
Total Interest of Stockholder A	$100,000	$99,808		(0.2)%
___________________________
(1) Assumes that Stockholder A does not purchase additional shares in the offering of shares below NAV.

Conditions to Sale Below NAV

If stockholders approve this proposal, the Company will only issue shares of its common stock at a price below NAV pursuant to this stockholder proposal if the following conditions are met:

•	a "required majority" of the Company's directors have determined that any such sale would be in the best interests of the Company and its stockholders; and

•
a "required majority" of the Company's directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such common stock or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price which closely approximates the market value of those shares of common stock, less any distributing commission or discount.

        Under the 1940 Act, a "required majority" of directors means both a majority of the Company's directors who have no financial interest in the transaction and a majority of the Company's independent directors. For these purposes, directors will not be deemed to have a financial interest solely by reason of their ownership of the Company's common stock.

As discussed below under the caption “More Information About the Meeting – Investment Advisory Agreement,” the Adviser is paid a fee based upon the Company’s average monthly Managed Assets (as defined below).  Therefore, the Adviser’s interest in determining whether to recommend that the Company issue common shares below NAV may conflict with the interests of the Company and its stockholders, as such an issuance may result in an increase in the Company’s Managed Assets and ultimately in the fee paid to the Adviser.  The Adviser is controlled directly or indirectly by officers and the two interested directors of the Company, among others.  For that reason, any issuance of shares at a price below NAV must be approved by a majority of the Company’s independent directors.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the dilutive effect of the issuance of shares of the Company’s common stock at less than NAV on the NAV per outstanding share of common stock. Any sale of common stock at a price below NAV would result in an immediate dilution of the NAV per outstanding share to existing common stockholders.  There is a connection between common share sale price and NAV because when stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the Company.  As discussed above, it should be noted that the maximum number of common shares issuable below NAV that could result in such dilution is limited to 25% of the Company's then outstanding common stock.

Common stockholders of the Company should also consider that they have no subscription, preferential or preemptive rights to acquire additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding to the extent stockholders do not purchase sufficient shares in the offering to maintain their percentage interest.  Further, if current stockholders of the Company either do not purchase any shares in an offering conducted by the Company or do not purchase sufficient shares in the offering to maintain their percentage interest, regardless of whether such offering is above or below the then current NAV, their percentage of the Company’s distributions and their voting power will be diluted.

Common stockholders should also consider the impact that issuances of shares of common stock below NAV will have on the Company’s expense ratio.  In general, assuming that a fund’s expenses consist of both fixed and variable costs, any time the fund issues shares the expense ratio should decrease because the fixed costs are spread over a larger amount of assets.  If the Company issues shares of common stock below NAV, assuming its expenses consist of both fixed and variable costs, the Company’s expense ratio will decrease; however, it will not decrease as much as it would have had the shares been issued at NAV.

Required Vote

The affirmative vote of at least a "majority," as defined in 1940 Act, of (i) the outstanding shares of the Company's common stock, and (ii) the outstanding shares of the Company's common stock held by persons that are not "affiliated persons" of the Company, is required to approve this proposal.  Under the 1940 Act, the vote of holders of a "majority" means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company's common stock present at the annual meeting or represented by proxy if the holders of more than 50% of the shares of the Company's common stock are present or represented by proxy or (b) more than 50% of the Company's outstanding shares of common stock.  "Affiliated persons" of the Company generally include its officers and directors and owners of 5% or more of its common stock.  Abstentions and broker non-votes, if any, will have the effect of a vote against the proposal.

BOARD RECOMMENDATION

The Board of Directors of the Company unanimously recommends that stockholders of the Company vote “for” the proposal to allow the Company to sell its common shares below net asset value subject to the conditions set forth in this proposal.

PROPOSAL THREE

APPROVAL TO SELL OR OTHERWISE ISSUE WARRANTS OR SECURITIES TO SUBSCRIBE FOR OR CONVERTIBLE INTO SHARES OF COMMON STOCK AND TO ISSUE THE COMMON SHARES UNDERLYING SUCH WARRANTS OR
SECURITIES UPON THEIR EXERCISE

General Information

The Board of Directors of the Company believes it would be in the Company's and its stockholders' best interests to have the ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of its common stock.  As a BDC, Section 61(a) (in conjunction with Section 18(d)) of the 1940 Act generally prohibits the Company from issuing a security that includes a warrant or a right to subscribe to or purchase its common stock unless it meets certain conditions, including obtaining stockholder approval. As a result, the Company is generally precluded from issuing warrants or securities to subscribe for or convertible into shares of common stock unless the Company obtains stockholder approval as to the issuance of such warrants or securities and meets certain other conditions.

Specifically, any warrants or securities must expire by their terms within ten (10) years and if such warrants or securities are accompanied by any other security of the Company at the time they are issued, then such warrants or securities cannot be transferred separately from that other security unless any class of the warrants or securities or the accompanying securities have been publicly distributed.  In addition, the exercise or conversion price of the warrants or securities cannot be less than the current market value of the common shares of the Company at the date of issuance, or if no such market value exists, the current NAV of the common shares of the Company.  The issuance of such warrants or securities must also be approved by a majority of the Company' Board of Directors who have no financial interest in the transaction and a majority of the independent directors on the basis that such issuance is in the best interests of the Company and its stockholders.  Finally, the amount of common stock issuable upon the exercise of all outstanding warrants or securities cannot exceed 25% of the common shares of the Company outstanding when the warrants or securities are issued.  The subsequent issuance of common shares of the Company upon exercise of properly authorized warrants or securities is permitted without regard to the NAV or market value of the common shares of the Company at the time of exercise.

Background and Reasons

In order to provide the Company with flexibility to raise capital, the Company is seeking approval of this proposal so that it may, in one or more transactions, sell warrants or securities to subscribe for or convertible into shares of the Company's common stock, either as part of an offering of other securities issued by the Company, or independent of an offering of any securities of the Company.  If approved, the authorization would be effective for a period of one year or until the 2010 annual meeting of stockholders, whichever is earlier.  The stockholders of the Company previously granted the Company the authority to sell warrants or options to acquire common shares and to issue the common shares underlying such warrants or options upon their exercise at the Company's 2008 annual meeting.

The Board of Directors, including a majority of the Company's independent directors, has approved this proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

As discussed above in Proposal Two, the Company believes that changes in the global capital markets have created a unique opportunity to invest at attractive risk-adjusted returns. However, worsening general economic conditions have also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole, including for the Company.  These conditions could continue for a prolonged period of time or worsen in the future. As a result, and because the Company generally attempts to remain fully invested and does not maintain excess cash, the Company is seeking flexibility to raise additional capital by selling warrants or securities to subscribe for or convertible into shares of the Company's common stock and to issue the common shares underlying such warrants or securities so that it may take advantage of these opportunities. The Company also expects that situations may arise in which it is in the best interests of the Company to retire outstanding leverage.  Approval of this proposal would give the Company the flexibility to sell, either alone or in conjunction with the sale of another security of the Company, warrants or securities to subscribe for or convertible into shares of the Company's common stock as part of the Company’s financing and capital raising activities, and to issue the common shares underlying such warrants or securities upon their exercise.

The Board of Directors of the Company believes that the Company having the flexibility to issue warrants or securities to subscribe for or convertible into shares of the Company's common stock in certain instances will benefit all stockholders of the Company.  This ability may provide the Company its most cost-effective way to raise capital to promptly capitalize on investment opportunities or to retire outstanding leverage.  The issuance of warrants or securities may also lower the Company’s expense ratio by spreading fixed costs over a larger asset base.  The issuance of additional common shares resulting from the exercise of any warrants or securities might also enhance the liquidity of the Company’s common shares on the New York Stock Exchange.

Dilution

Your interest in the Company may be diluted if it issues warrants or securities to subscribe for or convertible into shares of the Company's common stock.  The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) and because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV will be at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution could be substantial.

This proposal does not limit the Company's ability to issue securities to subscribe for or convertible into shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections). The only requirement with respect to the exercise or conversion price is that it be not less than the greater of the market value per share of the Company's common stock and the net asset value per share of the Company's common stock on the date of issuance.

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of shares of the Company's common stock at an exercise or conversion price that is less than NAV at the time of exercise or conversion and the expenses associated with such issuance. Any exercise of warrants or securities to subscribe for or convertible into shares of the Company's common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion, would result in an immediate dilution to existing common stockholders. This dilution would include reduction in NAV as a result of the proportionately greater decrease in a stockholder's interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convertible into shares of the Company's common stock when considering whether to authorize any such issuance.

Required Vote

This proposal must be approved by the affirmative vote of a majority of the votes cast by common stockholders, in person or by proxy, at the meeting.  For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

BOARD RECOMMENDATION

The Board of Directors of the Company unanimously recommends that stockholders of the Company vote “for” the proposal to allow the Company to sell warrants or securities to subscribe for or convertible into shares of common stock of the Company and to issue the common shares underlying such warrants or securities upon their exercise, subject to the conditions of this proposal.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company recommends that the stockholders of the Company ratify the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent auditors, to audit the accounts of the Company for the fiscal year ending November 30, 2009.  E&Y’s selection was approved by the Company’s Audit and Valuation Committee and was also ratified and approved by the Board of Directors of the Company, including all of the non-interested Directors.

E&Y has audited the financial statements of the Company since prior to the Company’s commencement of operations on December 8, 2005 and does not have any direct financial interest or any material indirect financial interest in the Company.  A representative of E&Y is expected to be available at the meeting and to have the opportunity to make a statement and respond to appropriate questions from the stockholders.  The Company’s Audit and Valuation Committee intends to meet twice each year with representatives of E&Y to discuss the scope of their engagement, review the financial statements of the Company and the results of their examination.

Required Vote

E&Y will be ratified as the Company’s independent registered public accounting firm by the affirmative vote of a majority of the votes cast, in person or by proxy, at the meeting by the holders of common stock.  Each common share is entitled to one vote on this proposal.  For the purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

BOARD RECOMMENDATION

The Board of Directors of the Company unanimously recommends that stockholders of the Company vote “for” the ratification of Ernst & Young LLP as the Company's Independent Public Accounting Firm.

AUDIT AND VALUATION COMMITTEE REPORT

The Audit and Valuation Committee of the Company reviews the Company’s annual financial statements with both management and the Company’s independent auditors and reviews the portfolio company valuations proposed by the Adviser’s investment committee.

The Audit and Valuation Committee of the Company, in discharging its duties, has met with and has held discussions with management and the Company’s independent auditors.  The Audit and Valuation Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended November 30, 2008 with management of the Company.  Management of the Company has represented to the independent auditors of the Company that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Valuation Committee has also discussed with the independent auditors of the Company the matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance).  The independent auditors of the Company provided to the Audit and Valuation Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit and Valuation Committee concerning independence, and the Audit and Valuation Committee discussed with representatives of the independent auditors of the Company their firm’s independence with respect to the Company.

Based on the Audit and Valuation Committee’s review and discussions with management and the independent auditors, and the representations of management and the reports of the independent auditors to the committee, the Audit and Valuation Committee recommended that the Board include the audited financial statements of the Company in the Report.

                        The Audit and Valuation Committee of the Company

                        Conrad S. Ciccotello (Chairman)
                        Charles E. Heath
                        John R. Graham

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit and Valuation Committee selected E&Y as the independent registered public accounting firm to audit the books and records of the Company for its fiscal year ending November 30, 2009.  E&Y is registered with the Public Company Accounting Oversight Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES

The following table sets forth the approximate amounts of the aggregate fees billed to the Company by E&Y for the fiscal year ended November 30, 2008 and 2007, respectively:

	2008	2007
Audit Fees[1]	$256,600	$361,300
Audit-Related Fees[2]	$-	$2,300
Tax Fees[3]	$28,500	$45,600
All Other Fees	$-	-
Aggregate Non-Audit Fees	$28,500	$47,900

1
For professional services rendered auditing the Company’s annual financial statements, reviewing interim financial statements, and reviewing the Company’s statutory and regulatory filings with the SEC, including the Company’s filings related to its initial public offering.  The audit fees for November 30, 2008 and November 30, 2007 are based on amounts billed and expected to be billed by E&Y.

2	For professional services rendered researching the application of accounting standards.

3	For professional services rendered to the Company for tax compliance, tax advice and tax planning.

The Audit and Valuation Committee of the Company adopted pre-approval polices and procedures on September 12, 2005.  Under these policies and procedures, the Audit and Valuation Committee of the Company pre-approves: (i) the selection of the Company’s independent registered public accounting firm; (ii) the engagement of the independent registered public accounting firm to provide any non-audit services to the Company; (iii) the engagement of the independent registered public accounting firm to provide any non-audit services to the Adviser or any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Company, if the engagement relates directly to the operations and financial reporting of the Company; and (iv) the fees and other compensation to be paid to the independent registered public accounting firm.  The Chairman of the Audit and Valuation Committee of the Company may grant the pre-approval of any engagement of the independent registered public accounting firm for non-audit services of less than $10,000, and such delegated pre-approvals will be presented to the full Audit and Valuation Committee at its next meeting for ratification.  Under certain limited circumstances, pre-approvals are not required under securities law regulations for certain non-audit services below certain de minimus thresholds.  Since the Company’s adoption of these policies and procedures, the Audit and Valuation Committee of the Company has pre-approved all audit and non-audit services provided to the Company by E&Y.  None of these services provided by E&Y were approved by the Audit and Valuation Committee pursuant to the de minimus exception under Rule 2.01(c)(7)(i)(C) or Rule 2.01(c)(7)(ii) of Regulation S-X.

In the Company’s fiscal years ended November 30, 2008 and 2007, the Adviser incurred approximately $13,610 and $10,000 in fees, respectively, payable to E&Y in connection with determining the Adviser’s compliance with GIPS® standards in 2006.  Additionally, the Adviser paid $2,315 in 2008 and $12,000 in 2007 for general tax consulting services delivered in 2008 and 2006, respectively.  These non-audit services were not required to be preapproved by the Company’s Audit and Valuation Committee.  No entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Company, has paid to, or been billed for fees by, the principal accountant for non-audit services rendered to the Adviser or such entity during the Company’s last two fiscal years.

The Audit and Valuation Committee of the Company has considered whether E&Y’s provision of services (other than audit services) to the Company, the Adviser or any entity controlling, controlled by, or under common control with the Adviser that provides services to the Company is compatible with maintaining E&Y’s independence in performing audit services.

OTHER MATTERS

The Board of Directors of the Company knows of no other matters that are intended to be brought before the meeting.  If other matters are presented for action, the proxies named in the enclosed form of proxy will vote on those matters in their sole discretion.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

At December 31, 2008, each director, each officer and the directors and officers as a group, beneficially owned (as determined pursuant to Rule 13d-3 under the Exchange Act) the number of shares of common stock of the Company listed in the table below (or percentage of outstanding shares).  Unless otherwise indicated, each individual has sole investment and voting power with respect to the shares listed in the table below.

Directors and Officers	Number of Common Shares	Percent of Class(1)

Independent Directors
Conrad S. Ciccotello(2)	2,938.90	*
John R. Graham(3)	5,671.02	*
Charles E. Heath(4)	4,253.27	*

Interested Directors and Officers
H. Kevin Birzer(5)	26,428.92	*
Terry C. Matlack(6)	9,467.20	*
David J. Schulte(7)	13,204.04	*
Zachary A. Hamel(8)	5,750.76	*
Kenneth P. Malvey(9)	8,292.54	*
Edward Russell	6,098.65	*

Directors and Officers as a Group(10)	82,105.30	*

*Indicates less than 1%.

(1)        Based on 8,962,147 shares of common stock outstanding as of December 31, 2008.
(2)	Mr. Ciccotello holds 1,010.38 of these shares jointly with his wife. Includes 250 shares of common stock that may be acquired through warrants that are currently exercisable.
(3)
These shares are held of record by the John R. Graham Trust U/A dtd 1/3/92, John R. Graham, sole trustee and include warrants to purchase 1,000 shares of common stock that may be acquired through warrants that are currently exercisable.

(4)
These shares are held of record by the Charles E Health Trust No. 1 dtd U/A 2/1/92, Charles E. Heath, co-trustee and include 750 shares of common stock that may be acquired through warrants that are currently exercisable.

(5)
Mr. Birzer holds 25,228.92 shares and 1,325 warrants jointly with his wife and holds 1,200 shares for the benefit of his children in an account established under the Kansas Uniform Transfer to Minor’s Act for which his wife is the custodian.  Includes 1,325 shares of common stock that may be acquired through warrants that are currently exercisable.

(6)
These shares are held of record by the Matlack Living Trust dtd 12/30/2004, for which Mr. Matlack and his wife are co-trustees and include 616 shares of common stock that may be acquired through warrants that are currently exercisable.

(7)
Includes 1,128 shares of common stock that may be acquired through warrants that are currently exercisable.  Mr. Schulte holds 12,083 shares and 966 warrants jointly with his wife; 200 shares are held in accounts for spouse’s children for which she is the custodian and of which Mr. Schulte disclaims beneficial ownership.

(8)	Includes 416 shares of common stock that may be acquired through warrants that are currently exercisable.
(9)
Mr. Malvey holds 100 shares for the benefit of his child in an account for which he is the custodian, and holds 166 warrants jointly with his wife; 1,500 shares are held by his wife.  Includes 347 shares of common stock that may be acquired through warrants that are currently exercisable.

(10)	Includes 5,832 shares of common stock that may be acquired through warrants that are currently exercisable.

The table below indicates the persons known to the Company to own 5% or more of its shares of common stock as of December 31, 2008.  The beneficial owners listed below share the power to vote and dispose of the shares listed in the table below.

Name and Address	Number of Common Shares	Percent of Class
Kenmont Investments Management, L.P. 711 Louisiana, Suite 1750, Houston, TX 77002(1)	786,832	8.5%

(1)
Information with respect to Kenmont entities is based on a Schedule 13G amendment filed on February 17, 2009.  Kenmont Investments Management, L.P. (“Kenmont”) serves as investment manager to several entities that beneficially own the Company’s securities, each of which is more fully described in that Schedule 13G amendment.  Includes 281,666 shares of common stock that may be acquired through warrants that are currently exercisable.

At December 31, 2008, each director beneficially owned (as determined pursuant to Rule 16a-1(a)(2) under the Exchange Act) shares of the Company and in all Funds overseen by each director in the same Fund Complex having values within the indicated dollar ranges.  Other than with respect to the Fund Complex, none of the Company’s independent directors, nor any of their immediate family members, has ever been a director, officer or employee of the Adviser or its affiliates.

Director	Aggregate Dollar Range of Holdings in the Company (1)(2)	Aggregate Dollar Range of Holdings in Funds Overseen by Director in Fund Complex (2)(3)

Interested Persons
H. Kevin Birzer	Over $100,000	Over $100,000
Terry C. Matlack	$10,001 - $50,000	Over $100,000

Independent Persons
Conrad S. Ciccotello	$10,001-$50,000	Over $100,000
John R. Graham	$10,001-$50,000	Over $100,000
Charles E. Heath	$10,001-$50,000	Over $100,000

(1)	Based on the closing price of the Company’s common shares on the New York Stock Exchange on December 31, 2008.
(2)
No value included for warrants to purchase shares of the Company’s common stock held by the directors since the exercise price of the warrants exceeded the closing price of the Company’s common shares on the New York Stock Exchange on December 31, 2008.

(3)
Includes the Company, TYG, TYY, TYN, TTRF and TGOC.  Amounts based on the closing price of the common shares of the Company, TYG, TYY and TYN on the New York Stock Exchange on December 31, 2008; the NAV of TTRF at December 31, 2008 and the NAV of TGOC at November 30, 2008.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has written policies and procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company.  For example, the Company has a Code of Ethics that requires any director, officer, manager or employee of the Company or the Company’s investment Adviser to disclose any personal interest that is, or might be, in conflict with the interest of the Company, and the nature of the conflict to the Company’s Chief Compliance Officer for appropriate consideration. The Code of Ethics also establishes personal trading procedures for the Company’s directors, officers and other access persons.  Under the Code of Ethics, access persons may not buy or sell securities of the Company or energy infrastructure companies without preclearing the transaction with the Company’s Chief Compliance Officer, and are required to report their securities holdings and securities transactions to the Chief Compliance Officer.  As a business development company, the 1940 Act also imposes regulatory restrictions on our ability to engage in certain related party transactions.  The Company has written procedures which prohibit certain transactions with affiliates of the Company and require board approval of certain transactions with affiliated persons of the Company.

Tortoise Capital Advisors, L.L.C. is the Company’s investment adviser.  The Adviser’s address is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  Fountain Capital’s ownership in the Adviser was transferred to FCM Tortoise L.L.C. (“FCM”), an affiliate with the same principals as Fountain Capital effective as of August 2, 2007.  The transfer did not result in a change in control of the Adviser.  FCM has no operations and serves as a holding company.  FCM and KCEP control the Adviser through their equity ownership and management rights in the Adviser.  As of January 31, 2009, the Adviser had

approximately $1.7 billion of client assets under management.  The Adviser may be contacted at the address listed above.

Pursuant to the terms of an investment advisory agreement between the Company and the Adviser, dated January 1, 2007 (the “Advisory Agreement”), the Company pays the Adviser a fee consisting of two components - a base management fee and an incentive fee.  The base management fee is paid quarterly in arrears, and is equal to 0.375% (1.5% annualized) of the Company’s average monthly Managed Assets (total assets, including any assets purchased with or attributable to any borrowed funds, minus accrued liabilities other than (i) deferred taxes, and (ii) debt entered into for the purpose of leverage) for such quarter.

The incentive fee consists of two parts.  The first part, the investment income fee, is calculated and payable quarterly in arrears and will equal 15% of the excess, if any, of the Company’s net investment income for the fiscal quarter over a quarterly hurdle rate equal to 2% (8% annualized) of the Company’s average monthly net assets for the quarter.

The second part of the incentive fee, the capital gains fee, will be determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Advisory Agreement, as of the termination date), and will equal (i) 15% of (a) the Company’s net realized capital gains on a cumulative basis from the commencement of the Company’s operations on December 8, 2005 to the end of each fiscal year, less (b) any unrealized capital depreciation at the end of such fiscal year, less (ii) the aggregate amount of all capital gains fees paid to the Adviser in prior fiscal years.  The calculation of the capital gains fee does not include any capital gains that result from that portion of any scheduled periodic distributions made possible by the normally recurring cash flow from the operations of portfolio companies (“Expected Distributions”) that are characterized by the Company as return of capital for U.S. generally accepted accounting principles (“GAAP”) purposes.  In that regard, any such return of capital will not be treated as a decrease in the cost basis of an investment for purposes of calculating the capital gains fee.  This does not apply to any portion of any distribution from a portfolio company that is not an Expected Distribution.

In November 2007, the Adviser agreed that it would reimburse the Company for expenses incurred by the Company beginning September 1, 2007 and ending December 31, 2008 on a quarterly basis in an amount equal to an annual rate of 0.25% of the Company’s average monthly Managed Assets for that quarter.  In November 2008, the Adviser agreed that it would reimburse the Company for expenses incurred beginning January 1, 2009 and ending December 31, 2009 in an amount equal to an annual rate of 0.25% of the Company’s average monthly Managed Assets.  In fiscal year 2008, the Company incurred approximately $1,928,109 in base management fees due to the Adviser under the Advisory Agreement, net of $385,622 in expenses reimbursed by the Adviser.  During the year ended November 30, 2008, the Company accrued no investment income incentive fees, and decreased capital gains incentive fee payable by $307,611.  Pursuant to the Advisory Agreement, the capital gains incentive fee is paid annually only if there are realization events and only if the calculation defined in the agreement results in an amount due.  As of November 30, 2008, no amount was required to be paid for capital gains incentive fees.

The Adviser’s services under the Advisory Agreement will not be exclusive, and it is free to furnish the same or similar services to other entities, including businesses that may directly or indirectly compete with the Company so long as its services to the Company are not impaired by the provision of such services to others. The other funds and private accounts managed by the Adviser may make investments similar to investments that the Company may pursue.  Unlike the other funds managed by the Adviser (other than TGOC), the Company generally targets investments in companies that are privately-held or have market capitalizations of less than $250 million, and that are earlier in their stage of development. This may change in the future, however.  Accordingly, the Adviser and the members of its investment committee may have obligations to other investors, the fulfillment of which might not be in the best interests of the Company or its stockholders, and it is possible that the Adviser might allocate investment opportunities to other entities, and thus might divert attractive investment opportunities away from the Company. However, the Adviser intends to allocate investment opportunities in a fair and equitable manner consistent with the Company’s investment objectives and strategies, and in accordance with written allocation policies and procedures of the Adviser, so that the Company will not be disadvantaged in relation to any other client.

Pursuant to the Advisory Agreement, the Adviser has consented to the Company’s use on a non-exclusive, royalty-free basis, of the name “Tortoise” in the Company’s name. The Company will have the right to use the “Tortoise” name so long as the Adviser or one of its approved affiliates remains the Company’s investment Adviser. Other than with respect to this limited right, the Company will have no legal right to the “Tortoise” name. This right will remain in effect for so long as the Advisory Agreement with the Adviser is in effect and will automatically terminate if the Advisory Agreement were to terminate for any reason, including upon its assignment.

The Company has also entered into an Administration Agreement with the Adviser pursuant to which the Adviser acts as the Company’s administrator and performs (or oversees or arranges for the performance of) the administrative services necessary for the Company’s operation, including without limitation providing the Company with equipment, clerical, book keeping and record keeping services. For these services the Company pays the Adviser a fee equal to 0.07% of the Company’s aggregate average daily Managed Assets up to and including $150 million, 0.06% of aggregate average daily Managed Assets on the next $100 million, 0.05% of aggregate average daily Managed Assets on the next $250 million and 0.02% on the balance of the Company’s aggregate average daily Managed Assets. The continuation of the administration agreement was approved by the Board of Directors, including the independent directors, on November 10, 2008.

The Adviser is controlled directly or indirectly by David J. Schulte, the Company’s Chief Executive Officer; Terry Matlack, a director and the Chief Financial Officer and Assistant Treasurer of the Company; H. Kevin Birzer, a director and Chairman of the Board of the Company; Zachary A. Hamel, Senior Vice President of the Company and Kenneth P. Malvey, Senior Vice President and Treasurer of the Company, among others.  Each of these individuals are employed by the Adviser and have indirect ownership and financial interests in the Adviser.  As a result, they may each be deemed to have an indirect material interest in fees paid to the Adviser.

The Company has retained Duff & Phelps, LLC, an independent valuation firm, to provide third party valuation consulting services which consist of certain limited procedures that the Board has identified and requested they perform.  The Board of Directors is ultimately and solely responsible for determining the fair value of the investments in good faith.  At the time of their retention, the Board of Directors was aware that both Duff & Phelps, LLC and Atlantic Asset Management LLC (“Atlantic”) were minority investments of Lovell Minnick Partners LLC. Atlantic is a minority owner of Fountain Capital, an affiliate of the Adviser, and holds a non-voting Class B economic interest in the Adviser.

The Adviser has entered into a sub-Advisory Agreement with Kenmont. Kenmont is a registered investment Adviser with experience investing in privately-held and public companies in the U.S. energy and power sectors. Kenmont provides additional contacts and enhances the number and range of potential investment opportunities in which the Company has the opportunity to invest. The Adviser compensates Kenmont for the services it provides to the Company. The Adviser also indemnifies and holds the Company harmless from any obligation to pay or reimburse Kenmont for any fees or expenses incurred by Kenmont in providing such services to the Company. Kenmont will be indemnified by the Adviser for certain claims related to the services it provides and obligations assumed under the sub-advisory agreement.

Kenmont Special Opportunities Master Fund L.P. (an affiliate of Kenmont) purchased 666,666 of the Company’s common shares and 166,666 of the Company’s warrants in the private placement completed in January 2006 and purchased $8.05 million, or 536,666 shares, of the Company’s Series A Redeemable Preferred Stock and 80,500 of the Company’s warrants to purchase common shares in the private placement completed in December 2006. Kenmont Special Opportunities Master Fund L.P. subsequently transferred 161,500 of these common shares and 40,400 of these warrants to its affiliate, Man Mac Miesque 10B, Limited Ltd. Man Mac Miesque 10B, Limited Ltd. purchased 230,000 shares of the Company’s Series A Redeemable Preferred Stock and 34,500 of the Company’s warrants to purchase common shares in the private placement in December 2006. On February 7, 2007, the Company redeemed all of its outstanding preferred stock at $15.00 per share plus a 2 percent premium. Entities managed by Kenmont own approximately 5.6% of the Company’s outstanding common shares and warrants to purchase an additional 281,666 common shares.

ANNUAL MEETING MATTERS

Outstanding Stock.  At March [12], 2009, the Company had 9,001,902 common shares issued and outstanding.  The Company anticipates the number of common shares issues and outstanding will be the same at the record date.

How Proxies Will Be Voted.  All proxies solicited by the Board of Directors of the Company that are properly executed and received prior to the meeting, and that are not revoked, will be voted at the meeting.  Shares represented by those proxies will be voted in accordance with the instructions marked on the proxy.  If no instructions are specified, shares will be counted as a vote FOR the proposals described in this proxy statement, including Proposal Five.

How To Vote.  Complete, sign and date the enclosed proxy card and return it in the enclosed envelope or attend the Annual Meeting and vote in person.

Expenses and Solicitation of Proxies.  The expenses of preparing, printing and mailing the enclosed proxy card, the accompanying notice and this proxy statement and all other costs in connection with the solicitation of proxies will be borne by the Company.  The Company may also reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of shares of the Company.  In order to obtain the necessary quorum at the meeting, additional solicitation may be made by mail, telephone, telegraph, facsimile or personal interview by representatives of the Company, the Adviser, the Company’s transfer agent, or by brokers or their representatives or by a solicitation firm that may be engaged by the Company to assist in proxy solicitations.  If a proxy solicitor is retained by the Company, the costs associated with all proxy solicitation are not anticipated to exceed $35,000.  The Company will not pay any representatives of the Company or the Adviser any additional compensation for their efforts to supplement proxy solicitation.

Revoking a Proxy.  You may revoke your proxy at any time by:  (i) sending prior to the meeting a letter stating that you are revoking your proxy to the Secretary of the Company at the Company’s offices located at 11550 Ash Street, Suite 300, Leawood, Kansas 66211; (ii) properly executing and sending prior to the meeting a later-dated proxy; or (iii) attending the meeting, requesting return of any previously delivered proxy, and voting in person.

Quorum.  The presence, in person or by proxy, of stockholders entitled to cast a majority of the total number of votes entitled to be cast at the meeting constitutes a quorum.  For purposes of determining the presence or absence of a quorum, shares present at the annual meeting that are not voted, or abstentions, and broker non-votes (which occur when a broker has not received directions from customers and does not have discretionary authority to vote the customers' shares) will be treated as shares that are present at the meeting but have not been voted.

If a quorum is not present in person or by proxy at the meeting, or if fewer shares are present in person or by proxy than is the minimum required to take action with respect to any proposal presented at the meeting, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, have the power to adjourn the meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Effect of Abstentions and Broker Non-Votes on Proposals.   Abstentions and broker non-votes will (i) not be counted towards a nominees' achievement of a plurality in Proposal One, (ii) will have the effect of a vote against Proposal Two, (iii) will have no effect on Proposal Three, (iv) will have no effect on Proposal Four, and (v) will have no effect on Proposal Five.

Availability of Annual Report.  The Company’s Annual Report includes its annual report on Form 10-K for the year ended November 30, 2008 (without exhibits) as filed with the SEC. The Company will furnish without charge upon written request a copy of its annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. The Company will furnish copies of such exhibits upon written request and payment of its reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the record date, the person making such request was a beneficial owner of the Company’s common shares entitled to vote at the annual meeting of stockholders. Such written request should be directed to the Company’s Secretary, Tortoise Capital Resources Corporation, 11550 Ash Street, Suite 300, Leawood, Kansas 66211, (866) 362-9331.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each of the Company’s directors and officers, the Adviser, affiliated persons of the Adviser and persons who own more than 10% of a registered class of the Company’s equity securities to file forms reporting their affiliation with the Company and reports of ownership and changes in ownership of the Company’s shares with the SEC and the New York Stock Exchange.  Those persons and entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based on a review of those forms furnished to the Company, the Company believes that its directors and officers, the Adviser and affiliated persons of the Adviser have complied with all applicable Section 16(a) filing requirements during the last fiscal year.  To the knowledge of management of the Company, no person is the beneficial owner (as defined in Rule 16a-1 under the Exchange Act) of more than 10% of a class of the Company’s equity securities.

ADMINISTRATOR

The Company has entered into an Administration Agreement with the Adviser, pursuant to which the Adviser performs (or oversees or arranges for the performance of) the administrative services necessary for the Company’s operation, including without limitation providing equipment, clerical, bookkeeping and record keeping services.  The address of the Adviser is 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

STOCKHOLDER COMMUNICATIONS

Stockholders are able to send communications to the Board of Directors of the Company.  Communications should be addressed to the Secretary of the Company at its principal office at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  The Secretary will forward any communications received directly to the Board of Directors.

CODE OF BUSINESS CONDUCT, CODE OF ETHICS
AND CORPORATE GOVERNANCE POLICY

The Company has adopted a code of business conduct, a code of ethics which applies to the Company’s principal executive officer and principal financial officer and a corporate governance policy. The Company has also adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes personal trading procedures for employees designated as access persons. Each is available on the Company’s website (www.tortoiseadvisers.com/tto.cfm) or in print to any stockholder who requests it from the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING

Method for Including Proposals in the Company’s Proxy Statement.  Under the rules of the SEC, if you want to have a proposal included in the Company’s proxy statement for its next annual meeting of stockholders, that proposal must be received by the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211, not later than 5:00 p.m., Central Time on _________, 2009.  Such proposal must comply with all applicable requirements of Rule 14a-8 of the Exchange Act.  Timely submission of a proposal does not mean the proposal will be included in the proxy material sent to stockholders.

Other Proposals and Nominations.  If you want to nominate a director or have other business considered at the Company’s next annual meeting of stockholders but do not want those items included in its proxy statement, you must comply with the advance notice provision of the Company’s Bylaws.  Under the Company’s Bylaws, nominations for director or other business proposals to be addressed at the Company’s next annual meeting may be made by a stockholder who has delivered a notice to the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211, no earlier than ___________, 2009 nor later than 5:00 p.m. Central Time on ____________, 2009.  The stockholder must satisfy certain requirements set forth in the Company’s Bylaws and the notice must contain specific information required by the Company’s Bylaws.  With respect to nominees for director, the notice must include, among other things, the name, age, business address and residence address of any nominee for director, certain information regarding such person’s ownership of Company shares, and all other information relating to the nominee as is required to be disclosed in solicitations of proxies in an election contest or as otherwise required by Regulation 14A under the Exchange Act.  With respect to other business to be brought before the meeting, a notice must include, among other things, a description of the business and any material interest in such business by the stockholder and certain associated persons proposing the business.  Any stockholder wishing to make a proposal should carefully read and review the applicable Company’s Bylaws.  A copy of the Company’s Bylaws may be obtained by contacting the Secretary of the Company at 866-362-9331 or by writing the Secretary of the Company at 11550 Ash Street, Suite 300, Leawood, Kansas 66211.  Timely submission of a proposal does not mean the proposal will be allowed to be brought before the meeting.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Company’s proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

By Order of the Board of Directors

Connie J. Savage
Secretary
____________, 2009

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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[Tortoise Logo]

Proxy — Tortoise Capital Resources Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS – MAY 22, 2009

The undersigned holder of shares of Tortoise Capital Resources Corporation appoints David J. Schulte and H. Kevin Birzer, or either of them, each with power of substitution, to vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of Tortoise Capital Resources Corporation to be held on May 22, 2009 and at any adjournments thereof, as set forth on the reverse side of this card, and in their discretion upon any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein and, absent direction, will be voted “FOR” the proposals.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

(Continued and to be signed on the reverse side)

Using a black ink pen, mark your votes with an X as shown in     [ X ]
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A.           Election of Directors – The Board of Directors recommends a vote “FOR” the Nominee below.

Nominee:
FOR                      WITHHOLD
A1.           Terry C. Matlack                                 [     ]                              [     ]

FOR                      WITHHOLD
A2.           Charles E. Heath                                 [     ]                              [     ]

B ..           Issues – The Board of Directors recommends a vote “FOR” the Proposals and Ratification below.

2.
Approval for the Company, with the approval of its Board of Directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the 2009 annual meeting of stockholders.

.	For	Against	Abstain
	[ ]	[ ]	[ ]

3.
Approval for the Company’s sale, with approval of its Board of Directors, of warrants or securities to subscribe for or convertible into shares of common stock and issuance of the common shares issuable pursuant to such warrants or securities, subject to the limitations set forth in the proxy statement for the 2009 annual meeting of stockholders.

For	Against	Abstain
[ ]	[ ]	[ ]

4.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 30, 2009.
For	Against	Abstain
[ ]	[ ]	[ ]

5.	To vote and otherwise represent the undersigned on such other matters as may properly come before the meeting including the adjournment or postponement thereof, if proposed.

C.        Non-Voting Issues
           Change of Address – Please print new address below.                                                                                                                              Meeting Attendance
Mark box to the right
if you plan to attend the Annual Meeting.

D.        Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in representative capacity, sign name and indicate title.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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